ABATIX ENVIRONMENTAL CORP.
                         8311 EASTPOINT DRIVE, SUITE 400
                               DALLAS, TEXAS 75227

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


TO THE HOLDERS OF THE COMMON STOCK:

         PLEASE TAKE NOTICE that the 1998 Annual Meeting of the Stockholders of Abatix Environmental Corp., a Delaware corporation (the "Company"), will be held at the Holiday Inn, LBJ Northeast, 11350 LBJ Freeway, Dallas, Texas 75238 on Thursday, May 21, 1998 at 9:00 A.M., Central Time, or at any and all adjournments thereof, for the following purposes:

1.   To elect four directors to the Board of Directors;

2.   The ratification of the appointment of independent auditors; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Proxy Statement dated April 30, 1998 is attached.

         The Board of Directors has fixed the close of business on April 23, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote, at the meeting.

         Stockholders who do not expect to be present at the meeting are urged to complete, date, sign and return the enclosed proxy. No postage is required if the enclosed envelope is used and mailed in the United States.

                                 BY ORDER OF THE BOARD OF DIRECTORS,



                                             Gary L. Cox, Secretary


Dallas, Texas
April 30, 1998

                           ABATIX ENVIRONMENTAL CORP.
                         8311 EASTPOINT DRIVE, SUITE 400
                               DALLAS, TEXAS 75227

                                 PROXY STATEMENT
                                       For
                         ANNUAL MEETING OF STOCKHOLDERS

         The Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Abatix Environmental Corp., a Delaware corporation (the "Company"), of proxies for use at the 1998 Annual Meeting of Stockholders ("Annual Meeting") to be held at the Holiday Inn, LBJ Northeast, 11350 LBJ Freeway, Dallas, Texas 75238 on Thursday, May 21, 1998 at 9:00 A.M., Central Time, or at any and all adjournments thereof. The cost of this solicitation will be borne by the Company. Directors, officers and employees of the Company may solicit proxies by telephone, telegraph or personal interview. The Annual Report of the Company for the fiscal year ended December 31, 1997 is being mailed together with this Proxy Statement and form of Proxy. The approximate date of mailing of this Proxy Statement and form of Proxy is April 30, 1998.

                       OUTSTANDING STOCK AND VOTING RIGHTS

         In accordance with the By-Laws of the Company, the Board of Directors has fixed the close of business on April 23, 1998 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record on that date, on which the transfer books of the Company remained open, will be entitled to vote. A stockholder who submits a proxy on the accompanying form has the power to revoke it by notice of revocation directed to the proxy holders of the Company at any time before it is voted. Unless authority is withheld in writing, proxies that are properly executed will be voted for the proposals thereon. Although a stockholder may have given a proxy, such stockholder may nevertheless attend the meeting, revoke the proxy and vote in person. The affirmative vote of a plurality of the shares of Common Stock present or represented at the meeting is required to elect Directors. The ratification of the appointment of the Company's auditors will require the affirmative vote of a majority of the shares of the Company's Common Stock voting at the Annual Meeting in person or by proxy.

         As of April 23, 1998, the record date for determining the stockholders of the Company entitled to vote at the Annual Meeting, approximately 1,937,564 shares of the Common Stock of the Company, $.001 par value ("Common Stock"), were issued and outstanding. Each share of Common Stock entitles the holder to one vote on all matters brought before the Annual Meeting. The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding shares of Common Stock as of the record date.

         Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion if permitted by the stock exchange or other organization of which they are members. Members of the New York Stock Exchange are permitted to vote their client's proxies in their own discretion as to the election of directors if the client has not furnished voting instructions within ten days of the meeting. Certain proposals other than the election of directors are "non-discretionary" and brokers who have received no instructions from their clients do not have discretion to vote on those items. When brokers vote proxies on some but not all of the proposals at a meeting, the missing votes are referred to as "broker non-votes." If any such proposals were on the agenda for this meeting, broker non-votes would be included in determining the presence of a quorum at the meeting, but they would not be considered "shares present" for voting purposes and would have no impact on the outcome of such proposals.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth Common Stock ownership information as of March 31, 1998, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director and executive officer of the Company and (iii) all directors and executive officers of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of the persons named. Unless otherwise indicated, the business address of each person listed is 8311 Eastpoint Drive, Suite 400, Dallas, Texas 75227.

                                         Shares
                                         Beneficially              Percent of
Name                                     Owned  (1)                Class    (2)
----                                     -----------               ------------
Terry W. Shaver (3)                         594,450                    30.7%
Gary L. Cox (4)                             382,250                    19.7%
Frank J. Cinatl (5)                          14,000                     0.7%
Lamont C. Laue (6)                            2,000                     0.1%
Donald N. Black (6)                           5,100                     0.1%
All executive officers and directors
 as a group (5 persons)                     997,800                    51.5%


(1) Unless otherwise provided, amount represents shares for which the beneficial owner has sole voting and investment power and includes options currently exercisable or exercisable within 60 days.

(2) The percentage of class is calculated assuming that the beneficial owner has exercised any options or other rights to subscribe which are currently exercisable within sixty (60) days and that no other options or rights or warrants to subscribe have been exercised by anyone else.

(3) Mr. Shaver is President, Chief Executive Officer and a Director of the Company.

(4) Mr. Cox is Executive Vice President, Chief Operating Officer, Secretary and a Director of the Company.

(5)     Mr. Cinatl is Vice President and Chief Financial Officer of the Company.

(6)     Mr. Laue and Mr. Black are Directors of the Company.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         All required reports were filed within the appropriate time limits.

                              ELECTION OF DIRECTORS

         The Board of Directors is responsible for the overall affairs of the Company. The names of the nominees, their principal occupations and the year in which they became Directors, are set forth.

                              NOMINEES FOR ELECTION

Name and Principal                                                      Director
      Occupation                                        Age              Since

Terry W. Shaver, President and                           40               1988
Chief Executive Officer

Gary L. Cox, Executive Vice                              44               1988
President, Chief Operating
Officer and Secretary

Lamont C. Laue, Retired                                  68               1995

Donald N. Black, Consultant                              46               1998

         Each Director is elected for a period of one year at the Company's annual meeting of stockholders. Executive officers are appointed annually and, except to the extent governed by employment contracts, serve at the discretion of the Board of Directors.

         TERRY W. SHAVER has served as President, Chief Executive Officer and a Director of the Company since its incorporation in December 1988 and of its predecessor, T&T Supply Company, Inc., since its organization in May 1983. From February 1979 until May 1983, Mr. Shaver was a Sales Representative with Global Safety Resources, Inc., Dallas, Texas, a distributor of industrial safety equipment and supplies. From July 1978 to January 1979, Mr. Shaver was a Sales Representative with Continental Industrial Supply Corp., Richardson, Texas, a distributor of industrial equipment and supplies. Between January 1977 and July 1978, Mr. Shaver was a Sales Representative with Briggs-Weaver, Inc., Dallas, Texas, a distributor of industrial equipment and supplies.

         GARY L. COX has been Executive Vice President, Chief Operating Officer and a Director of the Company since its organization and Vice President and a Director of its predecessor corporation, T & T Supply Company, Inc., since February 1985. From April 1984 to December 1985, Mr. Cox also was Vice President of Diamond Built, Inc., Dallas, Texas, a real estate investment and construction company. Between January 1980 and March 1984, Mr. Cox was President of W.R. Cox Electric, Inc., Dallas, Texas, an electrical contracting firm and was with that company in various capacities commencing in June 1974.

         LAMONT C. LAUE was appointed a Director of the Company in January 1995 to fill the vacancy on the Board of Directors, and was elected a Director at the 1995 annual meeting. Mr. Laue also served as a Director of the Company from 1989 until 1991. Between 1960 and December 1987, Mr. Laue was employed in various executive capacities with Sun Exploration and Production Company or affiliates thereof. During this time, Mr. Laue was the Manager of Business Planning and Economics Analysis for the Production Division from January 1984 to December 1987, and was the Manager of Operations Services for the Sun Gas Company between January 1981 and December 1983. Mr. Laue retired from Sun Exploration and Production Company in December 1987.

         DONALD N. BLACK is presently a full-time consultant to Gena Laboratories Inc., a manufacturer and distributor of professional beauty products. Mr. Black originally joined Gena in December 1979 as General Manager, became Vice President in 1985, then served as President from 1989 until November 1996, when Gena was acquired by Styling Technology Corporation. Prior to Gena Labs, Mr. Black was a regional manager for Professional Beauty Supply from 1977 to 1979 and a regional manager for Milo Beauty Co., from 1974 to 1977, both Salon Product Distribution Companies. Mr. Black is a 1974 graduate of Duke University with a BA in Economics.

         Mr. Cox, Mr. Laue and Mr. Black comprise the Company's audit committee.

         The Company has not established a standing nominating or compensation committee of the Board of Directors at the present time. During 1997, the Board of Directors held four meetings that were attended by all of the Directors, except Mr. Black who was not appointed to the Board of Directors until 1998.

         All Directors who are not otherwise employed by the Company received during 1997 an annual fee of $2,500 for serving as Directors. In 1998, all directors who are not otherwise employed by the Company will receive an annual fee of $5,000. Directors will also be reimbursed for reasonable expenses incurred in connection with their attendance at meetings. There are no family relationships among the Company's Executive Officers and Directors.

         Section 145 of the General Corporation Law of Delaware permits the indemnification of directors, officers, employees and agents of Delaware corporations. The Company's Certificate of Incorporation and By-Laws provide that the Company shall indemnify its Directors and Officers to the full extent permitted by the General Corporation Law of the State of Delaware.

                             EXECUTIVE COMPENSATION

         The Company has no Compensation Committee. However, all three directors participated in decisions by the Board of Directors with respect to compensation for the Company's key executives. The current compensation program for executive officers consists of three major elements: (1) base salary; (2) performance base bonuses; and (3) periodic stock option grants. Currently no directors or employees of the Company, including officers, have any unexercised stock options. It is the policy of the Company to review executive officer base salaries in relation to comparable positions of responsibility in similar sized companies and based upon the executive officer's performance. In establishing base salary levels and determining performance base bonuses, the Board has considered the competitiveness of the entire compensation package.

         All of the Company's Executive Officers are full-time employees. Total cash compensation paid to all Executive Officers as a group for services provided to the company in all capacities during the fiscal year ended in December 31, 1997 aggregated to $414,000. Set forth below is a summary compensation table in the tabular format specified in the applicable rules of the Securities and Exchange Commission with respect to all Executive Officers of the Company or any of its subsidiaries who received total salary and bonus that exceeded $100,000 during the periods reflected.

                           SUMMARY COMPENSATION TABLE

                                 Annual Compensation                      Long Term Compensation
                      -------------------------------------------  -------------------------------------
                                                                                  Securities
Name and                                                           Restricted     underlying
principal                                          Other annual       stock        Options/      LTIP        All other
 position     Year      Salary         Bonus       compensation     award(s)       SARs (#)    payouts     compensation
-----------  -------  ------------  ------------  ---------------  ------------  ------------- ---------  ----------------

Terry W.      1997     $150,000       $10,000        $12,000*           -             -           -              -
Shaver,       1996     $135,000       $31,250        $12,000*           -           11,250        -              -
President     1995     $125,000       $10,000        $13,065*           -           21,250        -              -
and CEO

Gary L.       1997     $150,000       $10,000@       $12,000*           -             -           -              -
Cox,          1996     $135,000       $16,250@       $12,000*           -           11,250        -              -
Exec. V.P.    1995     $125,000       $10,000        $13,065*           -           21,250        -              -
and COO

Frank J.      1997      $80,000       $ 7,500         $1,140            -             -           -              -
Cinatl,       1996      $72,000       $30,000         $1,140            -           10,000        -              -
V.P.          1995      $65,000          -              -               -           30,000        -              -
and CFO

* - Amounts represent the annual value of vehicles and related maintenance benefits ($12,000) provided to such executive officers in all years presented. In 1995, the amount also includes an amount related to the exercise of stock options whereby the market price exceeded the exercise price on the date of exercise.

@ - Mr. Cox elected to defer $15,000 of his 1996 bonus until January 1997 and defer his entire $10,000 bonus for 1997 until January 1998.

                              EMPLOYMENT AGREEMENTS

         Messrs. Shaver and Cox are parties to employment agreements with the Company expiring December 31, 1998. These agreements provide for minimum annual compensation of $150,000 each. Such employment agreements preclude each individual from competing with the Company for a period of twelve months following termination of his employment for cause or by reason of his voluntarily leaving the employ of the Company. The employment agreements also require them to maintain the confidentiality of proprietary data relating to the Company and its activities and services. The employment agreements also provide for certain executive benefits such as the use of an automobile, reimbursement of business expenses, health insurance and related benefits.

         The Company maintains a corporate membership at a local country club that is used by the officers and key employees of the Company to promote the business of the Company. Mr. Shaver pays the dues under this arrangement.

                                PERFORMANCE GRAPH

         The following table compares total stockholder returns for the Company over the last five years to the CRSP Total Return Index for The Nasdaq Stock Market and for Nasdaq Non-Financial Stocks assuming a $100 investment made on December 31, 1992. The stock performance shown on the table below is not necessarily indicative of future price performance. The closing bid price is used to compute the return for Abatix Environmental Corp.

                                    1992   1993   1994   1995   1996   1997
                                   ------ ------ ------ ------ ------ ------
Abatix Environmental Corp.          $100   $186   $114   $164   $164   $150
Nasdaq Total Return Index           $100   $115   $112   $159   $195   $240
Nasdaq Non-Financial Stocks Index   $100   $116   $111   $155   $188   $221

                                RETIREMENT PLANS

         The  Company  has  a  401(K)  Plan,   pursuant  to  which  the  Company
contributed   $59,195,   $46,549  and  $51,358  during  1997,   1996  and  1995,
respectively. At this time Terry W. Shaver, Gary L. Cox, Frank J. Cinatl and 65 other employees are eligible to participate in the 401(K) Plan, which requires all employees to have performed services to the Company for at least one year. Contributions by an employee in any one year may not exceed the lesser of 15% of their respective salary or the Internal Revenue Service specified limits. The Company currently matches 20% of the employees' contributions on an ongoing basis, but the Board of Directors may approve an increase or a decrease in the matching portion at any time in the future.

                   TRANSACTIONS WITH MANAGEMENT AND AFFILIATES

         Mr. Gary L. Cox owed the Company $71,000 and $74,000 at December 31, 1997 and March 31, 1998, respectively. The original amount was loaned to Mr. Cox to pay the tax liability associated with the exercise of stock options in 1993. The interest rate on this loan is the prime rate plus 200 basis points.

                      APPOINTMENT OF THE COMPANY'S AUDITORS

         The appointment of KPMG Peat Marwick as independent auditors of the Company for the fiscal year ended December 31, 1998 will be ratified.

         Although the Board of Directors of the Company is submitting the appointment of KPMG Peat Marwick for stockholder approval, it reserves the right to change the selection of KPMG Peat Marwick as auditors, at any time during the fiscal year, if it deems such change to be in the best interest of the Company, even after stockholder approval.

         Representatives of KPMG Peat Marwick are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

                         INTEREST OF CERTAIN PERSONS IN
                     OPPOSITION TO MATTERS TO BE ACTED UPON

         The Company is not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any officer, director or associate of the foregoing persons in any matter to be acted on, as described herein, other than elections to offices.

                                  OTHER MATTERS

         Management is not aware of any other business that may come before the meeting. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxy holders.

                   STOCKHOLDER'S PROPOSALS TO BE PRESENTED AT
                      THE COMPANY'S NEXT ANNUAL MEETING OF
                                  STOCKHOLDERS

         Stockholder proposals intended to be presented at the 1999 Annual Meeting of Stockholders of the Company must be received by the Company, at its principal executive offices no later than December 31, 1998, for inclusion in the Proxy Statement and Proxy relating to the 1999 Annual Meeting of Stockholders.

                     AVAILABILITY OF FORM 10-K ANNUAL REPORT

         Copies of the Company's Annual Report on Form 10-K for the year ended December 31, 1997, as filed with the Securities and Exchange Commission, are available without charge to stockholders upon request to Mr. Frank J. Cinatl, Vice President, Abatix Environmental Corp., 8311 Eastpoint Drive, Suite 400, Dallas, Texas 75227.

                            BY ORDER OF THE BOARD OF DIRECTORS

                                        Gary L. Cox, Secretary
Dallas, Texas
April 30, 1998